Exhibit 10.41

1.01 PLAN INFORMATION

(a)Name of Plan:

This is the Cboe Global Markets Executive Retirement Plan (the “Plan”).

(b)Plan Status (Check one.):

(1)Adoption Agreement effective date: 01/01/2009

(2)The Adoption Agreement effective date is (Check (A) or check and complete (B)):

(A)  ☐A new Plan effective date.

(B)  ☒An amendment and restatement of the Plan. The original effective date                                     of the Plan was: 02/16/2005.

(c)Name of Administrator, if not the Employer:

1.02 EMPLOYER

(a)Employer Name: Cboe Global Markets, Inc.

(b)The term “Employer” includes the following Related Employer(s) (as defined in Section 2.01(a)(25)) participating in the Plan:

●	Cboe Services CompanyEIN: 11-3817385
●	BIDS Holdings, L.P. EIN: 20-5087370

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

1.07 DISTRIBUTIONS

The form and timing of distributions from the Participant’s vested Account shall be made consistent with the elections in this Section 1.07.

(a) (1) Distribution options to be provided to Participants

	(A) Specified Date	(B) Specified Age	(C) Separation From Service	(D) Earlier of Separation or Age	(E) Earlier of Separation or Specified Date	(F) Disability	(G) Change in Control	(H) Death
Deferral Contribution	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒ Lump Sum ☒ Installments	☐ Lump Sum ☐ Installments	☒Lump Sum ☒Installments	☐ Lump Sum ☐ Installments	☒Lump Sum	☐ Lump Sum ☐ Installments
Matching Contributions	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments
Employer Contributions	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

(Note: If the Employer elects (F), (G), or (H) above, the Employer must also elect (A), (B), (C), (D), or (E) above, and the Participant must also elect (A), (B), (C), (D), or (E) above. In the event the Employer elects only a single payment trigger and/or payment method above, then such single payment trigger and/or payment method shall automatically apply to the Participant. If the employer elects to provide for payment upon a specified date or age, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger(s), the employer must apply a minimum deferral period, the number of years of which must be greater than the number of years required for 100% vesting in any such amounts. If the employer elects to provide for payment upon disability and/or death, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger, the employer must also elect to apply 100% vesting in any such amounts upon disability and/or death.)

(2)☒A Participant incurs a Disability when the Participant (Check at least one if Section 1.07(a)(1)(F) or if Section 1.08(e)(3) is elected):

(A)

☐

is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(B)

☒

is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

(C)	☒ is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.
(D)

☐

is determined to be disabled pursuant to the following disability insurance program: ________________________________ the definition of disability under which complies with the requirements in regulations under Code section 409A.

(Note: If more than one box above is checked, then the Participant will have a Disability if he satisfies at least one of the descriptions corresponding to one of such checked boxes.)

(3)☒ Regardless of any payment trigger and, as applicable, payment method, to which the Participant would otherwise be subject pursuant to (1) above, the first to occur of the following Plan-level payment triggers will cause payment to the Participant commencing pursuant to Section 1.07(c)(1) below in a lump sum, provided such Plan-level payment trigger occurs prior to the payment trigger to which the Participant would otherwise be subject.

Payment Trigger
(A)	☐	Separation from Service prior to:
(B)	☐	Separation from Service
(C)	☒	Death
(D)	☒	Change in Control

(b)Distribution Election Change

A Participant

(1) ☒	shall
(2) ☐	shall not

be permitted to modify a scheduled distribution election in accordance with Section 8.01(b) hereof.

(c)	Commencement of Distributions

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

(1)	Each lump sum distribution and the first distribution in a series of installment payments (if applicable) shall commence as elected in (A), (B) or (C) below:
(A) ☐	Monthly on the _______ day of the month which day next follows the applicable triggering event described in 1.07(a).
(B) ☐

Quarterly on the _____ day of the following months ____________, ______________, _______________, or____________ (list one month in each calendar quarter) which day next follows the applicable triggering event described in 1.07(a).

(C) ☒	Annually on the 1st day of February (month) which day next follows the applicable triggering event described in 1.07(a).

(Note: Notwithstanding the above: a six-month delay shall be imposed with respect to certain distributions to Specified Employees; a Participant who chooses payment on a Specified Date will choose a month, year or quarter (as applicable) only, and payment will be made on the applicable date elected in (A), (B) or (C) above that falls within such month, year or quarter elected by the Participant.)

(2)	The commencement of distributions pursuant to the events elected in Section 1.07(a)(1) and Section 1.07(a)(3) shall be modified by application of the following:
(A) ☐	Separation from Service Event Delay – Separation from Service will be treated as not having occurred for _____ months after the date of such event.
(B) ☐

Plan Level Delay – all distribution events (other than those based on Specified Date or Specified Age) will be treated as not having occurred for _____ days (insert number of days but not more than 30).

(d)Installment Frequency and Duration

If installments are available under the Plan pursuant to Section 1.07(a), a Participant shall be permitted to elect that the installments will be paid (Complete 1 and 2 below):

(1)at the following intervals:

(A) ☐	Monthly commencing on the day elected in Section 1.07(c)(1).
(B) ☐	Quarterly commencing on the day elected in Section1.07 (c)(1) (with payments made at three-month intervals thereafter).
(C) ☒	Annually commencing on the day elected in Section 1.07(c)(1).

(2)	over the following term(s) (Complete either (A) or (B)):
(A) ☒	Any term of whole years between 2 (minimum of 1) and 10 (maximum of 30).

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

(B) ☐	Any of the whole year terms selected below.

☐ 1	☐ 2	☐ 3	☐ 4	☐ 5	☐ 6
☐ 7	☐ 8	☐ 9	☐ 10	☐ 11	☐ 12
☐ 13	☐ 14	☐ 15	☐ 16	☐ 17	☐ 18
☐ 19	☐ 20	☐ 21	☐ 22	☐ 23	☐ 24
☐ 25	☐ 26	☐ 27	☐ 28	☐ 29	☐ 30

(Note: Only elect a term of one year if Section 1.07(d)(1)(A) and/or Section 1.07(d)(1)(B) is elected above.)

(e)Conversion to Lump Sum

☐

Notwithstanding anything herein to the contrary , if the Participant’s vested Account at the time such Account becomes payable to him hereunder does not exceed $________ distribution of the Participant’s vested Account shall automatically be made in the form of a single lump sum at the time prescribed in Section 1.07(c)(1).

(f)Distribution Rules Applicable to Pre-effective Date Accruals

☐

Benefits accrued under the Plan (subject to Code section 409A) prior to the date in Section 1.01(b)(1) above are subject to distribution rules not described in Section 1.07(a) through (e), and such rules are described in Attachment A Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES.

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

AMENDMENT EXECUTION PAGE

Plan Name:Cboe Global Markets Executive Retirement Plan (the “Plan”)

Employer:Cboe Global Markets, Inc.

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.01(a)– PLAN INFORMATION	1/1/2023
1.02 - EMPLOYER	1/1/2023
1.07 - (a) (1) DISTRIBUTION OPTIONS TO BE PROVIDED TO PARTICIPANTS	1/1/2023
ATTACHMENT B: SUPERSEDING PROVISIONS	1/1/2023

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer: /s/ Brian N. Schell

By: Brian N. Schell

Title: CFO

Date: 12.29.22

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022

ATTACHMENT B

Re: SUPERSEDING PROVISIONS

for

Plan Name: Cboe Global Markets Executive Retirement Plan

(a)	Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document as described below:

Notwithstanding anything to the contrary in Section 1.04, for purposes of determining Employer Contributions under the Plan, Compensation shall include only base compensation and bonuses (including amounts deferred by the Participant under the Chicago Board Options Exchange Deferred Compensation Plan for Officers). Compensation shall specifically exclude amounts contributed by the Employer under the Senior Executive Cafeteria Plan.

8.01(e) Notwithstanding anything herein to the contrary, with respect to any Specified Employee, if the applicable payment trigger is Separation from Service, then payment shall not commence before the date that is six months after the date of Separation from Service (or, if earlier, the date of death or Disability of the Specified Employee, pursuant to Section 7.02 and 7.07). Payments to which a Specified Employee would otherwise be entitled during the first six months following the date of Separation from Service are delayed by six months.

8.01(f) Article 8.01(f)(c) shall be replaced in its entirety with the following:

The Plan Sponsor shall pay the value of the entire Participant’s Balance in a single lump sum if the Participant’s entire Account Balance, including any Specific Date account balances, at Separation from Service if the balance is less than the Internal Revenue Code 402(g)(1)(B) limit ($22,500 in 2023). The single lump sum payment will be made at the time specified in Section 1.07(c)(1)

Plan Number: 44314	ECM NQ 2007 AA

12/13/2022